UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 2, 2007, Borland Software Corporation (the “Company”) announced the resignation of Matthew Thompson, the former Senior Vice President of World Wide Field Operations. The press release is attached hereto as Exhibit 99.1.

In connection with Mr. Thompson’s resignation, effective January 2, 2007 (the “Separation Date”), the Company and Mr. Thompson entered into a Separation Agreement and Full and Final Release of Claims (the “Separation Agreement”). The Separation Agreement provides for a payment to Mr. Thompson in the amount of $192,500 in exchange for a general release of claims and a non-solicitation obligation. The description of the Separation Agreement in this Item 5.02 is qualified in its entirety by reference to the Separation Agreement and Full and Final Release of Claims attached hereto as Exhibit 10.100.

The employment agreement between Mr. Thompson and the Company, dated October 1, 2003, as amended October 27, 2005 has terminated as a result of Mr. Thompson’s resignation. Upon his termination, Mr. Thompson was paid all base salary he was owed to the Separation Date. The payment of $192,500 paid to Mr. Thompson under the Separation Agreement as described above was calculated based on the Company’s Incentive Compensation Plan for Executive Officers (the “ICP”) for 2006 and Mr. Thompson’s release and agreement not to solicit Borland employees for a limited term.

(c) On January 2, 2007, Borland Software Corporation (the “Company”) announced the appointment of David Packer as its new Senior Vice President of World Wide Field Operations of the Company. The press release is attached hereto as Exhibit 99.1.

The employment offer letter and addendum between Mr. Packer and the Company, dated January 4, 2007 (the “Addendum” and, together with the employment offer letter, the “Employment Agreement”) pursuant to which Mr. Packer will serve as the Company’s Senior Vice President of World Wide Filed Operations. Mr. Packer’s employment with the Company in this capacity began on January 2, 2007 (the “Start Date”).

Under the Employment Agreement, Mr. Packer will be paid an annual base salary of $300,000 and shall be entitled to participate in the Company’s benefit plans and will also be eligible to receive a bonus under the Company’s 2007 ICP based upon the achievement of certain corporate performance targets to be established by the Compensation Committee of the Board of Directors (the “Compensation Committee”). If the Company achieves its corporate performance targets for 2007, Mr. Packer will be eligible to receive a bonus equal to 100% of his annual base salary.

The Employment Agreement further provides that Mr. Packer will be granted an option to purchase 160,000 shares of the Company’s common stock. Such option will vest over four years, subject to Mr. Packer’s continued employment, with respect to 25% of the shares on the first anniversary of the Start Date and 1/48 th of the shares vesting each month thereafter. In the event of a change in control of the Company, if Mr. Packer is terminated without cause in connection therewith, 100% of the unvested shares subject to such option shall automatically vest. The Compensation Committee has approved the terms and conditions of the Employment Agreement and the grant of the stock option. The grant of the stock option shall have an effective grant date of January 31, 2007 and the stock option will have an exercise price equal to the fair market value of the Company’s common stock on the close of trading on January 31, 2007.

The Employment Agreement also provides for severance benefits in the event of an involuntary termination of Mr. Packer’s employment without cause, a voluntary termination of employment as a result of a constructive termination or the failure of the Company to obtain the assumption of the Addendum by any acquirer of the Company (a “Qualifying Termination”). With respect to a Qualifying Termination that is not in connection with a change in control, the Addendum provides for (i) a severance payment equal to 50% of Mr. Packer’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Packer’s COBRA premiums for up to 12 months. With respect to a Qualifying Termination that is in connection with a change in control and within the period beginning 2 months before and ending 12 months following the consummation of a change in control of the Company, the Employment Agreement provides for (i) a severance payment equal to 100% of Mr. Packer’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Packer’s COBRA premiums for up to 12 months.

Mr. Packer has agreed to be bound by the Company’s standard employee confidentiality and assignment of inventions agreement and will be required to execute a release in favor of the Company in order to receive a severance payment.

The description of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the Employment Offer Letter and Addendum attached hereto as Exhibits 10.101 and 10.102.

Prior to his appointment as the Senior Vice President of World Wide Field Operations, Mr. Packer, age 41, served as the Vice President of the Americas for the Company since March 2005. Prior to joining the Company, Mr. Packer served as the Vice President and Managing Director of PeopleSoft for the western region from September 2003 to March 2005. From February 1993 to September 2003, Mr. Packer was employed at JD Edwards & Company where his most recent position was Vice President & General Manager for the western region. Mr. Packer holds a Master’s Degree from the Massachusetts Institute of Technology and a Bachelor’s degree from Claremont McKenna College.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.100	Separation Agreement and Full and Final Release of Claims, dated January 5, 2007

10.101	Employment Offer Letter between the Company and David Packer, dated January 4, 2007

10.102	Addendum to Employment Offer Letter For Severance Benefits between the Company and David Packer

99.1	Press Release of the Company, dated January 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: January 8, 2007	By:	/s/ Gregory J. Wrenn
	Name:	Gregory J. Wrenn
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.100	Separation Agreement and Full and Final Release of Claims, dated January 4, 2007

10.101	Employment Offer Letter between the Company and David Packer, dated January 4, 2007

10.102	Addendum to Employment Offer Letter For Severance Benefits between the Company and David Packer

99.1	Press Release of the Company, dated January 2, 2007